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                                                                    EXHIBIT 11.1

                           CELLNET DATA SYSTEMS, INC.

                  COMPUTATION OF PRO FORMA NET LOSS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                               SIX MONTHS ENDED
                                                                               YEAR ENDED   ----------------------
                                                                              DECEMBER 31,   JUNE 30,    JUNE 30,
                                                                                  1995         1995        1996
                                                                              ------------  ----------  ----------

Net loss....................................................................   $  (40,956)  $  (12,121) $  (32,313)
                                                                              ------------  ----------  ----------
                                                                              ------------  ----------  ----------
Weighted average common shares outstanding..................................        1,717        2,057       2,550
Convertible preferred stock (using the "if converted method")...............       12,353       12,353      12,353
Warrants (using the "if converted method")..................................        2,066        2,066       2,066
Common Stock options included pursuant to the Securities and Exchange
 Commission's Staff Accounting Bulletin No. 83..............................          402          402         402
                                                                              ------------  ----------  ----------
Shares used in computing pro forma net loss per share.......................       16,538       16,878      17,371
                                                                              ------------  ----------  ----------
                                                                              ------------  ----------  ----------
Pro forma net loss per share................................................   $    (2.48)  $    (0.72) $    (1.86)
                                                                              ------------  ----------  ----------
                                                                              ------------  ----------  ----------
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